Exhibit 5.2

                     INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Petrofund Energy Trust on Form F-10 of our report dated February 6, 2004 (except as to Note 19 which is as of April 30, 2004), relating to the consolidated financial statements of Petrofund Energy Trust as at and for the years ended December 31, 2003 and 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of procedures relating to certain adjustments and disclosures of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such adjustments and disclosures), appearing in the Information Circular, which is part of this Registration Statement.

We also consent to the use in this Registration Statement of Petrofund Energy Trust on Form F-10 of our report dated February 26, 2004
(except as to Notes 14 and 15 which are as of April 30, 2004), relating to the consolidated financial statements of Ultima Energy Trust as at and for the years ended December 31, 2003 and 2002, appearing in the Information Circular, which is part of this Registration Statement.

/s/  Deloitte & Touche LLP
Chartered Accountants

Calgary, Canada
April 30, 2004

                          ULTIMA ENERGY TRUST

        COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA - U.S.
                        REPORTING DIFFERENCES


In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) outlining changes in accounting principles that have been implemented in the financial statements. As discussed in
Note 2 to the consolidated financial statements of Ultima Energy Trust, the Trust changed its method of accounting for capital assets from the successful efforts method to full cost method. Also, as discussed in Note 2, the Trust changed its method of accounting for unit based compensation.


Calgary, Canada                                       /s/  Deloitte & Touche LLP
April 30, 2004                                        Chartered Accountants